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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-108786) and related Prospectus of Parkway Properties, Inc. dated November 5, 2003 and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Parkway Properties, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

New Orleans, Louisiana
November 3, 2003